Exhibit 1.1

$500,000,000 4.875% Senior Notes due 2025

RBS Global, Inc.

Rexnord LLC

PURCHASE AGREEMENT

November 30, 2017

CREDIT SUISSE SECURITIES (USA) LLC,

As Representative of the Several Purchasers,

c/o	Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, N.Y. 10010-3629

Dear Sirs:

1. Introductory. RBS Global, Inc., a Delaware corporation and Rexnord LLC, a Delaware limited liability company (each, an “Issuer” and together, the “Issuers”), agree with the several initial purchasers named in Schedule A hereto (the “Purchasers”) subject to the terms and conditions stated herein, to issue and sell to the several Purchasers U.S.$500,000,000 principal amount of the Issuers’ 4.875% senior notes due 2025 (the “Offered Securities”) to be issued under an indenture, to be dated as of December 7, 2017 and as supplemented through the Closing Date (the “Indenture”), between the Issuers, the Guarantors (as defined below), and Wells Fargo Bank, National Association, as Trustee. The Offered Securities will be unconditionally guaranteed as to the payment of principal and interest by all of the existing and future domestic subsidiaries of the Issuers that guarantee the Credit Agreement Amendment (as defined below) (such subsidiaries, the “Guarantors” and such guarantees, the “Guarantees”). In addition, Rexnord Corporation, a Delaware corporation (“Rexnord Corporation”) will provide a separate guaranty of the Offered Securities that will provide, among other things, that it will be released at any time upon Rexnord Corporation’s request (the “Rexnord Guarantee”).

In connection with the offering of the Offered Securities and as described in the General Disclosure Package (as defined below) and the Final Offering Circular (as defined below), the Issuers and certain of their subsidiaries will enter into an amendment to the Issuers’ Credit Agreement, to be dated on or about the Closing Date (as defined below), with Credit Suisse AG, as administrative agent, and the lenders and other parties party thereto (the “Credit Agreement Amendment”).

For the purposes of this Agreement, the term “Transactions” means, collectively, the issuance and sale of the Offered Securities, the issuance of the Guarantees and the Rexnord Guarantee, the execution of the Credit Agreement Amendment and the borrowings thereunder, and the payment of all fees and expenses related thereto.

For purposes of this Agreement:

“Applicable Time” means 3:25 p.m. (New York City time) on the date of this Agreement.

“Closing Date” has the meaning set forth in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Final Offering Circular” means the final offering circular, including the related documents incorporated by reference therein, relating to the Offered Securities to be offered by the Purchasers that discloses the offering price and other final terms of the Offered Securities and is dated as of the date of this Agreement (even if finalized and issued subsequent to the date of this Agreement).

“Free Writing Communication” means a written communication (as such term is defined in Rule 405) that constitutes an offer to sell or a solicitation of an offer to buy the Offered Securities and is made by means other than the Preliminary Offering Circular or the Final Offering Circular.

“General Disclosure Package” means the Preliminary Offering Circular together with any Issuer Free Writing Communication existing at the Applicable Time and the information in which is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule B hereto, all considered together.

“General Solicitation Communication” shall have the meaning set forth in Section 2 herein.

“Issuer Free Writing Communication” means a Free Writing Communication prepared by or on behalf of the Issuers, used or referred to by the Issuers or containing a description of the final terms of the Offered Securities or of their offering, in the form retained in the Issuers’ records.

“Permitted General Solicitation Communication” shall have the meaning set forth in Section 2 herein.

“Preliminary Offering Circular” means the preliminary offering circular, dated November 28, 2017, relating to the Offered Securities to be offered by the Purchasers.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Securities Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange and the NASDAQ Stock Market (“Exchange Rules”).

“Supplemental Marketing Material” means any Issuer Free Writing Communication other than any Issuer Free Writing Communication specified in Schedule B hereto. Supplemental Marketing Materials include, but are not limited to, the electronic Bloomberg roadshow slides and the accompanying audio recording.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Securities Act.

Each of the Issuers, each Guarantor and Rexnord Corporation hereby agrees with the several Purchasers as follows:

2. Representations and Warranties of each of the Issuers, each Guarantor and Rexnord Corporation. Each of the Issuers, each of the Guarantors and Rexnord Corporation jointly and severally represents and warrants to, and agrees with, the several Purchasers that:

(a) Offering Circulars. The Issuers have prepared or will prepare a Preliminary Offering Circular and a Final Offering Circular.

(b) Disclosure. As of the date of this Agreement, the Final Offering Circular does not, and as of the Closing Date, the Final Offering Circular will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Applicable Time, and as of the Closing Date, neither (i) the General Disclosure Package, (ii) any individual Supplemental Marketing Material, when considered together with the General Disclosure Package, nor (iii) any General Solicitation Communication, when considered together with the General Disclosure Package, included, or will include, any untrue statement of a material fact or omitted, or will omit, to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding two sentences do not apply to statements in or omissions from the Preliminary or Final Offering Circular, the General Disclosure Package or any Supplemental Marketing Material based upon written information furnished to the Issuers by any Purchaser through the Representative specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof. Except as disclosed in the General Disclosure Package, on the date of this Agreement, Rexnord Corporation’s Annual Report on Form 10-K most recently filed with the Commission and all subsequent reports (collectively, the “Exchange Act Reports”) which have been filed by Rexnord Corporation with the Commission pursuant to the Exchange Act and incorporated by reference in the Preliminary or Final Offering Circular conformed in all material respects to the requirements of the Exchange Act and the Rules and Regulations.

(c) Good Standing of the Issuers and the Guarantors. Each of the Issuers, Rexnord Corporation and the Guarantors has been duly incorporated or formed, as the case may be, is existing as a corporation or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of incorporation or organization and has corporate power, or its equivalent in the case of a limited liability company, and authority to own its properties and to conduct its business substantially as described in the General Disclosure Package and the Final Offering Circular and to enter into and perform its obligations under this Agreement. Each of the Issuers, Rexnord Corporation and each of the Guarantors is duly qualified as a foreign corporation or limited liability company, as the case may be, to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect (as defined herein).

(d) Good Standing of Subsidiaries. Each subsidiary of Rexnord Corporation that is not a Guarantor has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business substantially as described in the General Disclosure Package and the Final Offering Circular and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect. All of the issued and outstanding capital stock or partnership or membership interests of each subsidiary of the Issuers, the Guarantors and Rexnord Corporation, respectively (each a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly authorized and validly issued, is fully paid and non assessable and is owned by the Issuers, the Guarantors or Rexnord Corporation, as applicable (except in the case of any foreign subsidiaries, for director’s qualifying shares), directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except as disclosed in the General Disclosure Package and the Final Offering Circular and other than with respect to security interests, pledges, liens, encumbrances and defects in place as of the date hereof in connection with debt outstanding as disclosed in the General Disclosure Package and the Final Offering Circular. The only subsidiaries of Rexnord Corporation are (A) the subsidiaries listed on Exhibit 21.1 to Rexnord Corporation’s Annual Report on Form 10-K and (B) certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X.

(e) Indenture. The Indenture has been duly authorized; the Offered Securities have been duly authorized; and when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date, the Indenture will have been duly executed and delivered, such Offered Securities will have been duly executed, authenticated, issued and delivered, will conform to the description thereof contained in the General Disclosure Package and the Final Offering Circular and the Indenture and such Offered Securities will constitute valid and legally binding obligations of the Issuers and the Guarantors, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and entitled to the benefits and security provided by the Indenture.

(f) Guarantees. The Guarantees have been duly authorized by each Guarantor; and, when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date and issued, executed and authenticated in accordance with the terms of the Indenture, the Guarantees will have been duly executed and delivered by each Guarantor, will conform to the description thereof contained in the General Disclosure Package and the Final Offering Circular and will constitute valid and legally binding obligations of each Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Rexnord Guarantee has been duly authorized by Rexnord Corporation; and, when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date and issued, executed and authenticated in accordance with the terms of the Indenture, the Rexnord Guarantee will have been duly executed and delivered by Rexnord Corporation, will conform to the description thereof contained in the General Disclosure Package and the Final Offering Circular and will constitute valid and legally binding obligations of Rexnord Corporation, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(g) [Intentionally Omitted.]

(h) No Finder’s Fee. Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between any of the Issuers, the Guarantors or Rexnord Corporation and any person that would give rise to a valid claim against the Issuers or the Guarantors or any Purchaser for a brokerage commission, finder’s fee or other like payment.

(i) No Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to a registration statement or otherwise registered for sale or sold by the Issuers, the Guarantors or Rexnord Corporation under the Securities Act, other than those rights that have been disclosed in the General Disclosure Package and the Final Offering Circular.

(j) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity (as defined below) is necessary or required for the execution, delivery and performance by each of the Issuers, each of the Guarantors and Rexnord Corporation of its obligations in connection with the offering, issuance or sale of the Offered Securities hereunder and the consummation of the Transactions, except (A) such as have been already obtained or as may be required under the Securities Act, the Securities Act Regulations, the rules of the New York Stock Exchange, state securities laws or the rules of FINRA, in each case, in connection with the transactions contemplated hereby, (B) such as will have been obtained on or prior to the Closing Date and (C) such filings with, or authorizations, approvals, consents, licenses, orders, registrations, qualifications or decrees the absence of which would not materially adversely affect the Purchasers or be reasonably expected to have a Material Adverse Effect.

(k) Title to Property. Each of the Issuers, the Guarantors, Rexnord Corporation and their respective Subsidiaries have good and marketable title to all real property owned by them and good title to all other tangible property owned by them, in each case, free from liens, encumbrances and defects except (A) such as are described in the General Disclosure Package and the Final Offering Circular (B) for security interests securing Agreements and Instruments that are described in the General Disclosure Package and the Final Offering Circular or (C) such as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; and, all of the leases and subleases which are in the aggregate material to the business of the Issuer, the Guarantors, Rexnord Corporation and their respective Subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries holds tangible property described in the General Disclosure Package and the Final Offering Circular, are in full force and effect, except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, and neither of the Issuers nor any of the Guarantors nor Rexnord Corporation nor any of their respective Subsidiaries has received any written notice of any claim that has been asserted by anyone adverse to the rights of the Issuers, the Guarantors, Rexnord Corporation or any of their respective Subsidiaries under any of the leases or subleases mentioned above, which claim would individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l) Absence of Defaults and Conflicts Resulting from Transactions. The execution, delivery and performance of the Indenture, this Agreement, the issuance and sale of the Offered Securities, Guarantees, the Rexnord Guarantee and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Issuers, the Guarantors, Rexnord Corporation or any of their respective Subsidiaries pursuant to, the constituent documents of the Issuers, the Guarantors, Rexnord Corporation or any of their respective Subsidiaries, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Issuers, the Guarantors, Rexnord Corporation or any of their respective Subsidiaries or any of their properties, or any agreement or instrument to which the Issuers, the Guarantors, Rexnord Corporation or any of their respective Subsidiaries is a party or by which the Issuers, the Guarantors, Rexnord Corporation or any of their respective subsidiaries is bound or to which any of the properties of the Issuers, the Guarantors, Rexnord Corporation or any of their respective Subsidiaries is subject, except, in any such event, such as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Issuers, the Guarantors, Rexnord Corporation or any of their respective Subsidiaries.

(m) Absence of Violations, Defaults and Conflicts. Except as disclosed in the General Disclosure Package and the Final Offering Circular, neither of the Issuers, Guarantors, Rexnord Corporation nor any of their respective Subsidiaries is (A) in violation of its charter, by-laws or similar organizational documents or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, loan or credit agreement, or other agreement or instrument to which the Issuers, Guarantors, Rexnord Corporation or any of their respective Subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Issuers, Guarantors, Rexnord Corporation or any of their respective Subsidiaries is subject (collectively, “Agreements and Instruments”), except for, with respect to clause (B) above, such defaults that would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect. The execution, delivery and performance of this Agreement, the Indenture, the Guarantees, the Rexnord Guarantee and the Credit Agreement Amendment (together, the “Transaction Documents”), and the compliance by each of the Issuers, the Guarantors and Rexnord Corporation with all of the provisions of the Transaction Documents and the consummation of the transactions contemplated by the

Transaction Documents and in the General Disclosure Package and the Final Offering Circular (including the issuance and sale of the Offered Securities and the use of the proceeds from the sale of the Offered Securities as described therein under the caption “Use of Proceeds”) and compliance by each of the Issuers, the Guarantors and Rexnord Corporation with their respective obligations thereunder, have been duly authorized by all necessary corporate or limited liability company action and (i) do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of or violation of any of the terms and provisions or default or Repayment Event (as defined below) under or pursuant to, the Agreements and Instruments (except for such conflicts, breaches, violations, defaults or Repayment Events that would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect), (ii) nor will such action result in any violation of the provisions of (a) the charter, by-laws or similar organizational document of either of the Issuers, the Guarantors, Rexnord Corporation or any of their respective Subsidiaries, or (b) any statute or any rule, regulation or order of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Issuers, the Guarantors, Rexnord Corporation or any of their respective Subsidiaries or any of their respective properties, assets or operations (each a “Governmental Entity”), except in the case of (ii)(b) where such violation would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Issuers, the Guarantors, Rexnord Corporation or any of their respective Subsidiaries.

(n) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by each of the Issuers, the Guarantors and Rexnord Corporation.

(o) Possession of Licenses and Permits. Each of the Issuers, the Guarantors, Rexnord Corporation and their respective Subsidiaries possess adequate certificates, authorities or permits issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not individually or in the aggregate, have a Material Adverse Effect, and have not received any written notice of proceedings which are outstanding or unresolved relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Issuers, Guarantors, Rexnord Corporation or any of their respective Subsidiaries, would individually or in the aggregate be reasonably expected to have a Material Adverse Effect.

(p) Absence of Labor Dispute. Except as disclosed in the General Disclosure Package and the Final Offering Circular, no labor dispute with the employees of any of the Issuers, the Guarantors, Rexnord Corporation or any of their respective Subsidiaries exists or, to the knowledge of the Issuers, the Guarantors or Rexnord Corporation, is imminent, that in either case would reasonably be expected to have a Material Adverse Effect.

(q) Possession of Intellectual Property. Each of the Issuers, Guarantors, Rexnord Corporation and their respective Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, except for the lack of which individually or in the aggregate would not be reasonably expected to have a Material Adverse Effect and neither the Issuers, Guarantors, Rexnord Corporation nor any of their respective Subsidiaries have received any written notice of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property that, if determined adversely to the Issuers, the Guarantors, Rexnord Corporation or any of their respective Subsidiaries, would, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect.

(r) Environmental Laws. Except as described in the General Disclosure Package and the Final Offering Circular or as would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect, to the best knowledge of the Issuer, the Guarantors and Rexnord Corporation, neither the Issuers, Guarantors, Rexnord Corporation nor any of their respective Subsidiaries (A) are in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to protection of or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (B) own or operate any real property contaminated with any hazardous or toxic substances, or are liable for any off-site disposal or contamination pursuant to any Environmental Laws or (C) are subject to any claim relating to any Environmental Laws, and the Issuers, the Guarantors and Rexnord Corporation are not aware of any pending investigation which might lead to such a claim, which violation, contamination, liability or claim would individually or in the aggregate be reasonably expected to have a Material Adverse Effect.

(s) Absence of Manipulation. The Issuers, the Guarantors and Rexnord Corporation have not taken, nor will take, directly or indirectly, any action which is designed, or would reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Issuers, the Guarantors or Rexnord Corporation to facilitate the sale or resale of the Offered Securities.

(t) Statistical and Market-Related Data. Any statistical and market-related data included in the General Disclosure Package or the Final Offering Circular are based on or derived from sources that the Issuers, the Guarantors and Rexnord Corporation believe to be reliable and accurate in all material respects and, to the extent required, the Issuers, the Guarantors and Rexnord Corporation have obtained the written consent to the use of such data from such sources.

(u) Accounting Controls and Disclosure Controls. Rexnord Corporation, together with its subsidiaries, maintain effective internal control over financial reporting (as defined under Rule 13a 15 and 15d 15 under the Exchange Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the General Disclosure Package and the Final Offering Circular fairly present the information called for and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the General Disclosure Package and the Final Offering Circular, since the end of Rexnord Corporation’s most recent audited fiscal year, there has been (1) no material weakness in Rexnord Corporation’s internal control over financial reporting (whether or not remediated) and (2) no change in Rexnord Corporation’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, Rexnord Corporation’s internal control over financial reporting. Rexnord Corporation, together with its consolidated subsidiaries, maintain an effective system of disclosure controls and procedures that are designed to ensure that information required to be disclosed by Rexnord Corporation in the reports that it files or submits under the Securities Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to Rexnord Corporation’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(v) Absence of Proceedings. Except as disclosed in the General Disclosure Package and the Final Offering Circular, there is no action, suit or proceeding before or brought by any Governmental Entity now pending or, to the knowledge of Issuers, the Guarantors or Rexnord Corporation, threatened, against or affecting the Issuers, the Guarantors, Rexnord Corporation or

any of their respective Subsidiaries that, if determined adversely to the Issuers, the Guarantors, Rexnord Corporation or any of their respective Subsidiaries, would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the consummation of the Transactions or the performance by the Issuers, the Guarantors and Rexnord Corporation of their respective obligations under the Transaction Agreements.

(w) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of Rexnord Corporation or any of the Rexnord Corporation’s officers or directors, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the applicable provisions thereof (the “Sarbanes-Oxley Act”).

(x) Financial Statements; Non-GAAP Financial Measures. The financial statements of Rexnord Corporation included or incorporated by reference in the General Disclosure Package and the Final Offering Circular, together with the related schedules and notes, present fairly in all material respects the financial position of Rexnord Corporation and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of Rexnord Corporation and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved; provided, however, that those financial statements that are unaudited do not contain all footnotes that may be required under GAAP for annual financial statements. The supporting schedules, if any, present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information of Rexnord Corporation included in the General Disclosure Package and the Final Offering Circular present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. All disclosures contained in the General Disclosure Package or the Final Offering Circular, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the General Disclosure Package and the Final Offering Circular fairly present the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(y) No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the General Disclosure Package or the Final Offering Circular, (A) there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Issuers, the Guarantors, Rexnord Corporation and their respective Subsidiaries considered as one enterprise (a “Material Adverse Effect”) and (B) there has been no dividend or distribution of any kind declared, paid or made by the RBS Global or Rexnord Corporation on any class of their respective capital stock (other than in connection with Rexnord Corporation’s 5.75% Series A Mandatory Convertible Preferred Stock).

(z) Investment Company Act. Neither of the Issuers, the Guarantors nor Rexnord Corporation are required, and upon the issuance and sale of the Offered Securities as herein contemplated and the application of the net proceeds therefrom as described in the General Disclosure Package and the Final Offering Circular will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(aa) Regulations T, U, X. Neither of the Issuers, the Guarantors, Rexnord Corporation nor any of their respective Subsidiaries nor any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Offered Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(bb) Ratings. No “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act has imposed (or has informed either Issuer, any Guarantor or Rexnord Corporation that it is considering imposing) any condition (financial or otherwise) on the Issuers’, the Guarantors’ or Rexnord Corporation’s retaining a rating assigned to the Issuers, any Guarantor, Rexnord Corporation or any securities of the Issuers, any Guarantor or Rexnord Corporation or (ii) has indicated to either Issuer, any Guarantor or Rexnord Corporation that it is considering any of the actions described in Section 7(a)(ii) hereof.

(cc) Class of Securities Not Listed. No securities of the same class (within the meaning of Rule 144A(d)(3)) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

(dd) No Registration. Assuming the accuracy of the representations and warranties of the Purchasers, and their compliance with the covenants, set forth in Section 4 hereof, it is not necessary in connection with the offer and sale of the Offered Securities to the Purchasers in the manner contemplated by this Agreement and the initial resale of the Offered Securities in the manner contemplated by the General Disclosure Package and the Final Offering Circular to register the Offered Securities under the Securities Act or to qualify the Indenture under the United States Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

(ee) No General Solicitation; No Directed Selling Efforts. Neither of the Issuers, Guarantors, Rexnord Corporation, nor any of their respective affiliates, nor any person acting on its or their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Offered Securities or any security of the same class or series as the Offered Securities or (ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) (any such communication constituting a form of general solicitation or a general advertising, is referred to herein as a “General Solicitation Communication”), other than any such communication consented to in writing by the Representative (a “Permitted General Solicitation Communication”) or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S (“Regulation S”) under the Securities Act, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S. Any such General Solicitation Communications consented to by the Representative are identified on Schedule C hereto. Each of the Issuers, the Guarantors, Rexnord Corporation their respective affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. Neither of the Issuers, Guarantors or Rexnord Corporation has entered and neither of the Issuers. Guarantors or Rexnord Corporation will enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement.

(ff) Payment of Taxes. Except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect: (1) all tax returns of each of the Issuers, the Guarantors, Rexnord Corporation and their respective Subsidiaries required by law to be filed have been filed and all taxes shown by such returns, which are due and payable, have been paid, except, in each case, with respect to matters contested in good faith and for which adequate reserves have been provided, and (2) the charges, accruals and reserves on the books of each of the Issuers, the Guarantors and Rexnord Corporation in respect of any income and corporation tax liability for any years not finally determined are adequate under GAAP.

(gg) Insurance. Except as disclosed in the General Disclosure Package and the Final Offering Circular, each of the Issuers, the Guarantors, Rexnord Corporation and their respective Subsidiaries carry or are entitled to the benefits of insurance in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect, except where the failure to be so insured would not, individually or in the aggregate be reasonably expected to have a Material Adverse Effect. Rexnord Corporation has no reason to believe that it or any of its Subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire except where any nonrenewal would not individually or in the aggregate be reasonably expected to result in a Material Adverse Effect or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not be reasonably expected to result in a Material Adverse Effect. Neither of the Issuers, Guarantors, Rexnord Corporation nor any of their respective Subsidiaries have been denied any insurance coverage which it has sought or for which it has applied except where any denial would not individually or in the aggregate be reasonably expected to have a Material Adverse Effect.

(hh) Independent Accountants. The accountants who audited the financial statements and supporting schedules included in the General Disclosure Package and the Final Offering Circular are independent public accountants with respect to Rexnord Corporation and its subsidiaries as required by the Securities Act, the Securities Act Regulations, the Exchange Act, the Exchange Act Regulations and the Public Company Accounting Oversight Board.

(ii) Capitalization. The authorized, issued and outstanding shares of capital stock of Rexnord Corporation are as set forth in the General Disclosure Package and the Final Offering Circular under the caption “Capitalization” (except for subsequent issuances, if any, since the date of Rexnord Corporation’s most recent balance sheet and referred to in the General Disclosure Package and the Final Offering Circular, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the General Disclosure Package and the Final Offering Circular or pursuant to the exercise of convertible securities or options referred to in the General Disclosure Package and the Final Offering Circular).

(jj) Description of the Transaction Documents. The statements in the General Disclosure Package and the Final Offering Circular, insofar as they summarize provisions of the Transaction Documents, fairly summarize in all material respects the applicable provisions of the Transaction Documents.

(kk) Anti-Money Laundering Laws. The operations of each of the Issuers, the Guarantors, Rexnord Corporation and their respective Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including without limitation, those of Title 18 U.S. Code section 1956 and 1957, the Bank Secrecy Act of 1970, otherwise known as the Currency and Foreign Transactions Reporting Act, as amended, the money laundering statutes of all jurisdictions where each of the Issuers, the Guarantors, Rexnord Corporation or any of their respective Subsidiaries conducts business, the rules and regulations thereunder, and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency having jurisdiction over the each of the Issuers, the Guarantors, Rexnord Corporation or any of their respective Subsidiaries, and any international anti-money laundering guidelines, principles or procedures issued by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, and any Executive Order, directive, or regulation pursuant to the authority or to the enforcement of any of the foregoing, or any orders or licenses issued thereunder (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the each of the Issuers, the Guarantors, Rexnord Corporation or any of their respective Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Issuers, the Guarantors and Rexnord Corporation, threatened.

(ll) OFAC. Neither of the Issuers, the Guarantors, Rexnord Corporation nor any of their respective Subsidiaries, nor any director, officer, agent, Affiliate, or employee of the Issuers,

the Guarantors, Rexnord Corporation or any of their respective Subsidiaries, nor to the knowledge of the Issuers, the Guarantors, Rexnord Corporation or any of their respective Subsidiaries, or any other person associated with or acting on behalf of the Issuers, the Guarantors, Rexnord Corporation or any of their respective Subsidiaries, or benefiting in any capacity in connection with this Agreement, is currently the subject or the target of any sanctions administered or imposed by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the U.S. Department of Commerce, or the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury or any similar sanctions imposed by any governmental body to which the Issuers, the Guarantors, Rexnord Corporation or any of their respective Subsidiaries are subject (collectively, “Sanctions”)), nor is owned or controlled by an individual or entity that is currently the subject or target of any Sanctions, nor is located, organized or resident in a country or territory that is the subject of Sanctions (a “Sanctioned Country”) (including, without limitation, Burma (Myanmar), Crimea, Cuba, Iran, North Korea, Sudan and Syria); nor is designated as a ‘specially designated national’ or a ‘blocked person’ by the U.S. Government. Neither of the Issuers, the Guarantors, Rexnord Corporation nor any of their respective Subsidiaries have engaged in during the past five years, are not now engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country; and none of the Issuers, the Guarantors nor Rexnord Corporation will directly or indirectly use the proceeds of the offering of the Offered Securities, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding or facilitating, is the subject or target of Sanctions; (ii) to fund or facilitate any activities of or business in any Sanctioned Country in violation of Sanctions or (iii) in any other manner that will result in a Sanctions violation by any person (including any person participating in the transaction, whether as an initial purchaser, underwriter, advisor, investor or otherwise).

(mm) FCPA. Neither of the Issuers, the Guarantors or Rexnord Corporation, nor any of their respective Subsidiaries, nor to the knowledge of each of the Issuers, the Guarantors and Rexnord Corporation, any director, officer, agent, employee, Affiliate or other person associated with or acting on behalf of the Issuers, the Guarantors, Rexnord Corporation or any of their respective Subsidiaries: (i) has used any funds for any unlawful contribution, gift, property, entertainment or other unlawful expense related to political activity; (ii) has made, taken or will take any action to further or facilitate any offer, payment, gift, promise to pay, or any offer, gift or promise of anything else of value, directly or indirectly, to any person knowing that all or a portion of the payment will be offered, given or promised to anyone to improperly influence official action, to obtain or retain business for the Issuers, the Guarantors, Rexnord Corporation or their respective Subsidiaries, or to secure an improper advantage for the Issuers, the Guarantors, Rexnord Corporation or their respective Subsidiaries; (iii) has made, offered, taken, or will make, offer or take any act in furtherance of any bribe, unlawful rebate, payoff, influence payment, property, gift, kickback or other unlawful payment; or (iv) is aware of, has taken, or will take any action, directly or indirectly, that would result in a violation of any provision of the Bribery Act 2010 of the United Kingdom, the OECD Convention on Bribery of Foreign Public Officials in International Business Transactions, the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations there under. Each of the Issuers, the Guarantors, Rexnord Corporation, any of their respective Subsidiaries and their Affiliates have each conducted their businesses in compliance with all applicable anti-bribery and anti-corruption laws and/or regulations and have instituted and maintain policies and procedures reasonably designed to promote and ensure continued compliance with all applicable anti-bribery and anti-corruption laws and with the representation and warranty contained herein. Each of the Issuers, the Guarantors, Rexnord Corporation, any of their respective Subsidiaries and their Affiliates will not, directly or indirectly, use the proceeds of the offering and sale of the Shares or lend, contribute or otherwise make available such proceeds to any subsidiary, affiliate, joint venture partner or other person or entity for the purpose of financial or facilitating any activity that would violate the laws and regulations as referred to in section (iv) above.

3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, each of the Issuers agrees to sell to the several Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Issuers, at a purchase price of 98.5% of the principal amount thereof plus accrued interest from December 7, 2017 to the Closing Date (as hereinafter defined), the respective principal amounts of Securities set forth opposite the names of the several Purchasers in Schedule A hereto.

The Issuers will deliver against payment of the purchase price the Offered Securities to be offered and sold by the Purchasers in reliance on Regulation S (the “Regulation S Securities”) in the form of one or more permanent global Securities in registered form without interest coupons (the “Offered Regulation S Global securities”) which will be deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) for the respective accounts of the DTC participants for the Euroclear System (“Euroclear”), and Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) and registered in the name of Cede & Co., as nominee for DTC. The Issuers will deliver against payment of the purchase price the Offered Securities to be purchased by each Purchaser hereunder and to be offered and sold by each Purchaser in reliance on Rule 144A (the “144A Securities”) in the form of one permanent global security in definitive form without interest coupons (the “Restricted Global Securities”) deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee for DTC. The Regulation S Global Securities and the Restricted Global Securities shall be assigned separate CUSIP numbers. The Restricted Global Securities shall include the legend regarding restrictions on transfer set forth under “Transfer Restrictions” in the Final Offering Circular. Until the termination of the distribution compliance period (as defined in Regulation S) with respect to the offering of the Offered Securities, interests in the Regulation S Global Securities may only be held by the DTC participants for Euroclear and Clearstream, Luxembourg. Interests in any permanent global Securities will be held only in book-entry form through Euroclear, Clearstream, Luxembourg or DTC, as the case may be, except in the limited circumstances described in the Final Offering Circular.

Payment for the Regulation S Securities and the 144A Securities shall be made by the Purchasers in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representative drawn to the order of Rexnord LLC at the office of Davis Polk & Wardwell LLP at 9:00 A.M., (New York time), on December 7, 2017, or at such other time not later than seven full business days thereafter as the Representative and the Issuers determine, such time being herein referred to as the “Closing Date”, against delivery to the Trustee as custodian for DTC of (i) the Regulation S Global Securities representing all of the Regulation S Securities for the respective accounts of the DTC participants for Euroclear and Clearstream, Luxembourg and (ii) the Restricted Global Securities representing all of the Offered 144A Securities. The Regulation S Global Securities and the Restricted Global Securities will be made available for checking at the above office of Davis Polk & Wardwell at least 24 hours prior to the Closing Date.

4. Representations by Purchasers; Resale by Purchasers. (a) Each Purchaser severally represents and warrants to each of the Issuers, the Guarantors and Rexnord Corporation that it is an “accredited investor” within the meaning of Regulation D under the Securities Act.

(b) Each Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser severally represents and agrees that it has sold the Offered Securities, and will sell the Offered Securities (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 or Rule 144A. Accordingly, neither such Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and such Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser severally agrees that, at or prior to confirmation of sale of the Offered Securities, other than a sale pursuant to Rule 144A, such Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Offered Securities from it during the restricted period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S.”

Terms used in this subsection (b) have the meanings given to them by Regulation S.

(c) Each Purchaser severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the other Purchasers or affiliates of the other Purchasers or with the prior written consent of each of the Issuers, the Guarantors and Rexnord Corporation.

(d) Each Purchaser severally agrees that it and each of its affiliates will not offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) other than a Permitted General Solicitation Communication. Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

(e) In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each of the Purchasers severally represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State it has not made and will not make an offer of Offered Securities to the public in that Relevant Member State other than:

(i) to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(ii) to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the Representative for any such offer; or

(iii) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of Offered Securities shall require the Issuers or any Purchaser to publish a prospectus pursuant to Article 3 of the Prospectus Directive. For the purposes of this provision, the expression an “offer of Offered Securities to the public” in relation to any Offered Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Securities to be offered so as to enable an investor to decide to purchase or subscribe the Offered Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

(f) Each of the Purchasers severally represents and agrees that

(i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Offered Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Issuers, the Guarantors or Rexnord Corporation; and

(ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom.

5. Certain Agreements of each of the Issuers, each Guarantor and Rexnord Corporation. Each of the Issuers, each Guarantor and Rexnord Corporation agrees with the several Purchasers that:

(a) Amendments and Supplements to Offering Circulars. Each of the Issuers, the Guarantors and Rexnord Corporation will promptly advise the Representative of any proposal to amend or supplement the Preliminary or Final Offering Circular and will not effect such amendment or supplementation without the Representative’s consent. If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers (and upon request of the Issuers, the Purchasers shall inform the Issuers of such completion), there occurs an event or development as a result of which any document included in the Preliminary or Final Offering Circular, the General Disclosure Package, any Supplemental Marketing Material or any General Solicitation Communication, if republished immediately following such event or development, included or would include an untrue statement of a material fact or omitted or would omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Issuers and the Guarantors promptly will notify the Representative of such event and promptly will prepare and furnish, at its own expense, to the Purchasers and the dealers and to any other dealers at the request of the Representative, an amendment or supplement which will correct such statement or omission. Neither the Representative’s consent to, nor the Purchasers’ delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7.

(b) Furnishing of Offering Circulars. Each of the Issuers, the Guarantors and Rexnord Corporation will furnish to the Representative copies of the Preliminary Offering Circular, each other document comprising a part of the General Disclosure Package (other than publicly filed reports), the Final Offering Circular, all amendments and supplements to such documents (other than publicly filed reports) and each item of Supplemental Marketing Material, in each case as soon as available and in such quantities as the Representative request. At any time when Rexnord Corporation is not subject to Section 13 or 15(d), the Issuers and the Guarantors will promptly furnish or cause to be furnished to the Representative (and, upon request, to each of the other Purchasers) and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Issuers will pay the expenses of printing and distributing to the Purchasers all such documents.

(c) Blue Sky Qualifications. Each of the Issuers, the Guarantors and Rexnord Corporation will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as the Representative designate and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchasers, provided that neither of the Issuers will be required to qualify as a foreign corporation or to file a general consent to service of process in any such state.

(d) Reporting Requirements. For so long as the Offered Securities, the Guarantees and the Rexnord Guarantee remain outstanding, the Issuers, the Guarantors and Rexnord Corporation will furnish to the Representative and, upon request, to each of the other Purchasers, as soon as practicable after the end of each fiscal year, a copy of their respective annual reports to stockholders for such year; and the Issuers and the Guarantors will furnish to the Representative and, upon request, to each of the other Purchasers (i) as soon as available, a copy of each report and any definitive proxy statement of the Issuers and the Guarantors filed with the Commission under the Exchange Act or mailed to stockholders and (ii) from time to time, such other information concerning the Issuers and the Guarantors as the Representative may reasonably request. However, so long as Rexnord Corporation is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), the Issuers, the Guarantors and Rexnord Corporation are not required to furnish such reports or statements to the Purchasers.

(e) Transfer Restrictions. During the period of one year after the Closing Date, the Issuers will, upon request, furnish to the Representative, each of the other Purchasers and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.

(f) No Resales by Affiliates. During the period of one year after the Closing Date, the Issuers will not, and will not permit any of its affiliates (as defined in Rule 144) to, resell any of the Offered Securities that have been reacquired by any of them.

(g) Investment Company Act. During the period of two years after the Closing Date, neither of the Issuers, the Guarantor nor Rexnord Corporation will be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

(h) Payment of Expenses. The Issuers, the Guarantors and Rexnord Corporation will pay all expenses incidental to the performance of their respective obligations under this Agreement and the Indenture, including but not limited to (i) the fees and expenses of the Trustee and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities, the preparation and printing of this Agreement, the Offered Securities, the Indenture, the Preliminary Offering Circular, any other documents comprising any part of the General Disclosure Package, the Final Offering Circular, all amendments and supplements thereto, each item of Supplemental Marketing Material and any other document relating to the issuance, offer, sale and delivery of the Offered Securities; (iii) the cost of any advertising approved by the Issuers in connection with the issue of the Offered Securities; (iv) any expenses (including reasonable fees and disbursements of counsel to the Purchasers) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions in the United States, Canada and the United Kingdom as the Representative designate and the preparation and printing of memoranda relating thereto; (v) any fees charged by investment rating agencies for the rating of the Offered Securities; (vi) the fees and disbursements of the Issuers’ counsel, accountants and other advisors and (vi) expenses incurred in distributing the Preliminary Offering Circular, any other documents comprising any part of the General Disclosure Package, the Final Offering Circular (including any amendments and supplements thereto) and any Supplemental Marketing Material to the Purchasers.

The Issuers, the Guarantors and Rexnord Corporation will also pay or reimburse the Purchasers (to the extent incurred by them) for the reasonable and documented costs and expenses of the Purchasers and the Issuers’ and Guarantors’ officers and employees and any other reasonable and documented expenses of the Purchasers, and the Issuers and the Guarantors relating to investor presentations on any “road show” in connection with the offering and sale of the Offered Securities including 50% of the cost of aircraft and other transportation chartered in connection with the road show and any other travel expenses of the Issuers’ and the Guarantors’ officers and employees.

It is understood that, except as expressly provided in this Section 5 and Section 8, the Purchasers shall pay all their costs and expenses, including fees and disbursements of their counsel, and travel and other expenses of the Purchasers in connection with the sale and distribution of the Offered Securities.

(i) Use of Proceeds. The Issuers will use the net proceeds received in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and, except as disclosed in the General Disclosure Package, the Issuers do not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Purchaser.

(j) Absence of Manipulation. In connection with the offering, until the Representative shall have notified the Issuers and the other Purchasers of the completion of the resale of the Offered Securities, neither of the Issuers, the Guarantors, Rexnord Corporation nor any of their affiliates will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor any of their affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

(k) Restriction on Sale of Securities. For a period of 60 days after the date hereof, neither the Issuers, the Guarantors nor Rexnord Corporation will, directly or indirectly, take any of the following actions with respect to any United States dollar-denominated debt securities issued or guaranteed by the Issuers, any Guarantor or Rexnord Corporation and having a maturity of more than one year from the date of issue or any securities convertible into or exchangeable or exercisable for any of its Securities (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Securities Act relating to Lock-Up Securities or publicly disclose the intention to take any such action, without the prior written consent of the Representative, except grants of employee stock options pursuant to the terms of a plan in effect on the date hereof, issuances of Lock-Up Securities pursuant to the exercise of such options or the exercise of any other employee stock options outstanding on the date hereof. Neither of the Issuers, the Guarantors nor Rexnord Corporation will at any time directly or indirectly, take any action referred to in clauses (i) through (v) above with respect to any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Offered Securities.

6. Free Writing Communications. (a) Issuer Free Writing Communications. Each of the Issuers, each Guarantor and Rexnord Corporation each represents and agrees that, unless it obtains the prior consent of the Representative, and each Purchaser represents and agrees that, unless it obtains the prior consent of each of the Issuers and the Representative, it has not made and will not make any offer relating to the Offered Securities that would constitute (i) an Issuer Free Writing Communication or (ii) a General Solicitation Communication other than a Permitted General Solicitation Communication.

(b) Term Sheets. Each of the Issuers consents to the use by any Purchaser of a Free Writing Communication that (i) contains only (A) information describing the preliminary terms of the Offered Securities or their offering or (B) information that describes the final terms of the Offered Securities or their offering and that is included in or is subsequently included in the Final Offering Circular, including by means of a pricing term sheet in the form of Annex A hereto, or (ii) does not contain any material information about the Issuers, any Guarantor or their securities that was provided by or on behalf of the Issuers or any Guarantor, it being understood and agreed that the Issuers and each Guarantor shall not be responsible to any Purchaser for liability arising from any inaccuracy in such Free Writing Communications referred to in clause (i) or (ii) as compared with the information in the Preliminary Offering Circular, the Final Offering Circular or the General Disclosure Package.

7. Conditions of the Obligations of the Purchasers. The obligations of the several Purchasers to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties of the Issuers, the Guarantors and Rexnord Corporation herein (as though made on the Closing Date), to the accuracy of the statements of officers of the Issuers, the Guarantors and Rexnord Corporation made pursuant to the provisions hereof, to the performance by the Issuers and the Guarantors of their obligations hereunder and to the following additional conditions precedent:

(a) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Issuers, the Guarantors, Rexnord Corporation and their respective subsidiaries taken as a whole which, in the judgment of the Representative, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities of either Issuer, any Guarantor or Rexnord Corporation by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of either Issuer, any Guarantor or Rexnord Corporation (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that either Issuer, any Guarantor or Rexnord Corporation has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representative, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market, (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange; (v) or any suspension of trading of any securities of either Issuer, any Guarantor or Rexnord Corporation on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representative, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it in the judgment of the Representative impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(b) Opinions of Counsel for the Issuers and Negative Assurance Letter. At the Closing Date, the Representative shall have received the favorable opinions, dated the Closing Date, of Morgan, Lewis & Bockius LLP, counsel for the Issuers, the Guarantors and Rexnord Corporation

and special North Carolina and Louisiana counsel to the Issuers, the Guarantors and Rexnord Corporation in each case, in form and substance satisfactory to counsel for the Purchasers, substantially to the effect set forth in Schedule C-1, C-2 and C-3, respectively, hereto, together with signed or reproduced copies of such letter for each of the other Purchasers. At the Closing Date, the Representative shall have received a negative assurance letter of Morgan, Lewis & Bockius LLP, counsel to the Issuers, the Guarantors and Rexnord Corporation, in form and substance satisfactory to counsel for the Purchasers, substantially to the effect set forth in Schedule C-4 hereto.

(c) Opinion of Patricia M. Whaley. At the Closing Date, the Representative shall have received the favorable opinion, dated the Closing Date, of Patricia M. Whaley, General Counsel of Rexnord Corporation, substantially to the effect set forth in Schedule D hereto together with signed or reproduced copies of such letter for each of the other Purchasers.

(d) Opinion of Counsel for the Purchasers. At the Closing Date, the Representative shall have received the favorable opinion, dated the Closing Date, of Davis Polk & Wardwell LLP, counsel for the Purchasers, together with signed or reproduced copies of such letter for each of the other Purchasers with respect to such matters as the Representative may require. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Representative. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Issuers and their subsidiaries and certificates of public officials.

(e) Officers’ Certificate. At the Closing Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the General Disclosure Package, any Material Adverse Effect, and the Representative shall have received a certificate of two officers of each Issuer, the Guarantors and Rexnord Corporation dated the Closing Date, to the effect that (i) the representations and warranties of each of the Issuers, the Guarantors and Rexnord Corporation in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case, as of such earlier date), (ii) each of the Issuers, the Guarantors and Rexnord Corporation has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date, and (iii) no order preventing or suspending the use of the Final Offering Circular has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, threatened by the Commission.

(f) CFO Certificate. At the time of the execution of this Agreement and at the Closing Date, the Representative shall have received a certificate from the Chief Financial Officer of Rexnord Corporation, dated such dates, in form and substance reasonably satisfactory to the Representative, certifying the accuracy of certain financial information contained in the General Disclosure Package and the Final Offering Circular.

(g) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representative shall have received from Ernst & Young LLP a letter, dated such date, in form and substance reasonably satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Purchasers, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to initial purchasers with respect to the financial statements and certain financial information contained in the General Disclosure Package and the Final Offering Circular.

(h) Bring-down Comfort Letter. At the Closing Date, the Representative shall have received from Ernst & Young LLP a letter, dated as of the Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.

(i) Maintenance of Rating. Since the execution of this Agreement, there shall not have been any decrease in or withdrawal of the rating of any securities of the Issuers, the Guarantors, Rexnord Corporation or any of their respective Subsidiaries by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(j) Indenture. The Representative shall have received a counterpart, conformed as executed, of the Indenture, which shall have been entered into by each of the Issuers, the Guarantors and the Trustee. The Representative shall also have received a counterpart, conformed as executed, of the Rexnord Guarantee, which shall have been entered into by Rexnord Corporation.

(k) Transactions. Substantially concurrently with or prior to the closing of the transactions contemplated by this Agreement on the Closing Date, each of the Transactions shall have been consummated in a manner consistent in all material respects with the descriptions of such Transaction set forth in the General Disclosure Package and the Final Offering Circular.

8. Indemnification and Contribution.

(a) Indemnification of Purchasers. Each of the Issuers, the Guarantors and Rexnord Corporation will indemnify and hold harmless each Purchaser, its officers, employees, agents, partners, members, directors and its affiliates and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Circular or the Final Offering Circular, in each case as amended or supplemented, any Issuer Free Writing Communication (including with limitation, any Supplemental Marketing Material) or any General Solicitation Communication, or arise out of or are based upon the omission or alleged omission of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating, preparing or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto) whether threatened or commenced and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that each of the Issuers, the Guarantors and Rexnord Corporation will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Issuers by any Purchaser through the Representative for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.

(b) Indemnification of the Issuers, the Guarantors and Rexnord Corporation. Each Purchaser will severally and not jointly indemnify and hold harmless each of the Issuers, the Guarantors and Rexnord Corporation, each of their respective directors and each of their respective officers and each person, if any, who controls the Issuers, any Guarantor or Rexnord Corporation within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “Purchaser Indemnified Party”), against any losses, claims, damages or liabilities to which such Purchaser Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Circular or the Final Offering Circular, in each case as amended or supplemented, or any Issuer Free Writing Communication or arise out of or are based upon the omission or the alleged omission of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuers by such Purchaser through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Purchaser Indemnified Party in connection with investigating, preparing or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Purchaser Indemnified Party is a party thereto) whether threatened or commenced based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of the following information in the Preliminary and Final Offering Circular furnished on behalf of each Purchaser: under the caption “Plan of Distribution” the third, tenth and eleventh paragraphs; provided, however, that the Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Issuers’, the Guarantors’ or Rexnord Corporation’s failure to perform its obligations under Section 5(a) of this Agreement.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 8(a) above, counsel to the indemnified parties shall be selected by the Representative, and, in the case of parties indemnified pursuant to Section 8(b) above, counsel to the indemnified parties shall be selected by the Rexnord Corporation. An indemnifying party may participate at its own expense in the defense of any such action and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to the indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel (except local counsel) or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 8 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Contribution. If the indemnification provided for in Section 8 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers, the Guarantors and Rexnord Corporation, on the one hand, and the Purchasers, on the other hand, from the offering of the Offered Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers, the Guarantors and Rexnord Corporation, on the one hand, and of the Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Issuers, the Guarantors and Rexnord Corporation, on the one hand, and the Purchasers, on the other hand, in connection with the offering of the Offered Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Offered Securities pursuant to this Agreement (before deducting expenses) received by the Issuers, on the one hand, and the total discount received by the Purchasers, on the other hand, in each case as set forth on the cover of the Final Offering Circular, bear to the aggregate public offering price of the Offered Securities as set forth on the cover of the Final Offering Circular.

The relative fault of the Issuers, the Guarantors and Rexnord Corporation, on the one hand, and the Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuers, the Guarantors or Rexnord Corporation or by the Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

Each of the Issuers, the Guarantors, Rexnord Corporation and the Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 8, no Purchaser shall be required to contribute any amount in excess of the commissions received by such Purchaser in connection with the Offered Securities underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 8, each person, if any, who controls a Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each Purchaser’s Affiliates and selling agents shall have the same rights to contribution as such Purchaser, and each director and officer of each Issuer, each Guarantor, Rexnord Corporation and each person, if any, who controls either Issuer, any Guarantor or Rexnord Corporation within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Issuers, the Guarantors and Rexnord Corporation. The Purchasers’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the number of Offered Securities set forth opposite their respective names in Schedule A hereto and not joint.

9. Default of Purchasers. If any Purchaser or Purchasers default in their obligations to purchase Offered Securities hereunder and the aggregate principal amount of Offered Securities that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities, the Representative may make arrangements satisfactory to the Issuers for the purchase of such Offered Securities by other persons, including any of the Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Purchasers agreed but failed to purchase. If any Purchaser or Purchasers so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities and arrangements satisfactory to the Representative and the Issuers for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Issuers, except as provided in Section 10. As used in this Agreement, the term “Purchaser” includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Issuers, the Guarantors, Rexnord Corporation or their respective officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Issuers, the Guarantors, Rexnord Corporation or any of their respective representative, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If solely due to the fault of the Issuers, Guarantors or Rexnord Corporation, this Agreement is terminated or if the purchase of the Offered Securities by the Purchasers is not consummated, the Issuers, Guarantors and Rexnord Corporation shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Issuers, the Guarantors, Rexnord Corporation and the Purchasers pursuant to Section 8 shall remain in effect. If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 or the occurrence of any event specified in clause (iii), (iv), (vi), (vii) and (viii) of Section 7(a), the Issuers, Guarantors and Rexnord Corporation will reimburse the Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

11. Notices. All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or telegraphed and confirmed to the Purchasers c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: LCD-IBD, or, if sent to the Issuers or the Guarantors, will be mailed, delivered or telegraphed and confirmed to it at 247 Freshwater Way, Milwaukee, WI 53204, Attention: Office of General Counsel; provided, however, that any notice to a Purchaser pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Purchaser.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Issuers as if such holders were parties thereto.

13. Representation of Purchasers. You will act for the several Purchasers in connection with this purchase, and any action under this Agreement taken by you jointly or by the Representative will be binding upon all the Purchasers.

14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15. Absence of Fiduciary Relationship. Each of the Issuers, the Guarantors and Rexnord Corporation acknowledge and agree that:

(a) No Other Relationship. The Purchasers have been retained solely to act as initial purchasers in connection with the initial purchase, offering and resale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Issuers, the Guarantors or Rexnord Corporation and the Purchasers has been created in respect of any of the transactions contemplated by this Agreement or the Preliminary or Final Offering Circular, irrespective of whether the Representative have advised or is advising the Issuers, the Guarantors or Rexnord Corporation on other matters;

(b) Arm’s-Length Negotiations. The purchase price of the Offered Securities set forth in this Agreement was established by the Issuers, the Guarantors and Rexnord Corporation following discussions and arm’s-length negotiations with the Representative and the Issuers and the Guarantors are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose. Each of the Issuers, the Guarantors and Rexnord Corporation have been advised that the Representative and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Issuers or the Guarantors and that the Representative has no obligation to disclose such interests and transactions to Issuers or the Guarantors by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver. Each of the Issuers, the Guarantors and Rexnord Corporation waive, to the fullest extent permitted by law, any claims it may have against the Representative for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Representative shall have no liability (whether direct or indirect) to the Issuers, the Guarantors or Rexnord Corporation in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Issuers, including stockholders, employees or creditors of the Issuers, the Guarantors or Rexnord Corporation.

16. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

17. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Issuers, the Guarantors and Rexnord Corporation, which information may include the name and address of their respective clients, as well as other information that will allow the Purchasers to properly identify their respective clients.

Each of the Issuers, the Guarantors and Rexnord Corporation and the Representative and each of the Purchasers hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Issuers, the Guarantors, Rexnord Corporation and the Representative and each of the Purchasers irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

If the foregoing is in accordance with the Purchasers’ understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Issuers, the Guarantors, Rexnord Corporation and the several Purchasers in accordance with its terms.

Very truly yours,

RBS GLOBAL, INC.

By:	/s/ Patricia M. Whaley
	Name:	Patricia M. Whaley
	Title:	Vice President, General Counsel and Secretary

REXNORD LLC

By:	/s/ Patricia M. Whaley
	Name:	Patricia M. Whaley
	Title:	Vice President, General Counsel and Secretary

CAMBRIDGE INTERNATIONAL, INC.

By:	/s/ Patricia M. Whaley
	Name:	Patricia M. Whaley
	Title:	Vice President, General Counsel and Secretary

VAG USA, LLC (f/k/a GA INDUSTRIES, LLC)

By:	/s/ Patricia M. Whaley
	Name:	Patricia M. Whaley
	Title:	Vice President, General Counsel and Secretary

GA INDUSTRIES HOLDINGS, LLC

By:	/s/ Patricia M. Whaley
	Name:	Patricia M. Whaley
	Title:	Vice President, General Counsel and Secretary

MERIT GEAR LLC

By:	/s/ Patricia M. Whaley
	Name:	Patricia M. Whaley
	Title:	Vice President, General Counsel and Secretary

THE FALK SERVICE CORPORATION

By:	/s/ Patricia M. Whaley
	Name:	Patricia M. Whaley
	Title:	Vice President, General Counsel and Secretary

PRECISION GEAR LLC

By:	/s/ Patricia M. Whaley
	Name:	Patricia M. Whaley
	Title:	Vice President, General Counsel and Secretary

PT COMPONENTS, INC.

By:	/s/ Patricia M. Whaley
	Name:	Patricia M. Whaley
	Title:	Vice President, General Counsel and Secretary

RBS ACQUISITION CORPORATION

By:	/s/ Patricia M. Whaley
	Name:	Patricia M. Whaley
	Title:	Vice President, General Counsel and Secretary

RBS CHINA HOLDINGS, L.L.C.

By:	/s/ Patricia M. Whaley
	Name:	Patricia M. Whaley
	Title:	Vice President, General Counsel and Secretary

REXNORD INDUSTRIES, LLC

By:	/s/ Patricia M. Whaley
	Name:	Patricia M. Whaley
	Title:	Vice President, General Counsel and Secretary

REXNORD INTERNATIONAL INC.

By:	/s/ Patricia M. Whaley
	Name:	Patricia M. Whaley
	Title:	Vice President, General Counsel and Secretary

REXNORD-ZURN HOLDINGS, INC.

By:	/s/ Patricia M. Whaley
	Name:	Patricia M. Whaley
	Title:	Vice President, General Counsel and Secretary

OEI, INC.

By:	/s/ Patricia M. Whaley
	Name:	Patricia M. Whaley
	Title:	Vice President, General Counsel and Secretary

OEP, INC.

By:	/s/ Patricia M. Whaley
	Name:	Patricia M. Whaley
	Title:	Vice President, General Counsel and Secretary

KRIKLES, INC.

By:	/s/ Patricia M. Whaley
	Name:	Patricia M. Whaley
	Title:	Vice President, General Counsel and Secretary

ZURCO, INC.

By:	/s/ Patricia M. Whaley
	Name:	Patricia M. Whaley
	Title:	Vice President, General Counsel and Secretary

ZURN INTERNATIONAL, INC.

By:	/s/ Patricia M. Whaley
	Name:	Patricia M. Whaley
	Title:	Vice President, General Counsel and Secretary

ZURN INDUSTRIES, LLC

By:	/s/ Patricia M. Whaley
	Name:	Patricia M. Whaley
	Title:	Vice President, General Counsel and Secretary

ZURN PEX, INC.

By:	/s/ Patricia M. Whaley
	Name:	Patricia M. Whaley
	Title:	Vice President, General Counsel and Secretary

WORLD DRYER CORPORATION

By:	/s/ Patricia M. Whaley
	Name:	Patricia M. Whaley
	Title:	Vice President, General Counsel and Secretary

WORLD DRYER CHINA, LLC

By:	/s/ Patricia M. Whaley
	Name:	Patricia M. Whaley
	Title:	Vice President, General Counsel and Secretary

AMERICAN DRYER LLC

By:	/s/ Patricia M. Whaley
	Name:	Patricia M. Whaley
	Title:	Vice President, General Counsel and Secretary

PRAGER INCORPORATED

By:	/s/ Patricia M. Whaley
	Name:	Patricia M. Whaley
	Title:	Vice President, General Counsel and Secretary

CLINE ACQUISITION CORP.

By:	/s/ Patricia M. Whaley
	Name:	Patricia M. Whaley
	Title:	Vice President, General Counsel and Secretary

GREEN TURTLE AMERICAS LTD.

By:	/s/ Patricia M. Whaley
	Name:	Patricia M. Whaley
	Title:	Vice President, General Counsel and Secretary

REXNORD CORPORATION

By:	/s/ Patricia M. Whaley
	Name:	Patricia M. Whaley
	Title:	Vice President, General Counsel and Secretary

The foregoing Purchase Agreement is hereby confirmed and accepted as of the date first above written:

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Gaurav Mittal
Name: Gaurav Mittal
Title: Director

Acting on behalf of themselves and as the Representative of the several Purchasers

SCHEDULE A

Manager	Principal Amount of Offered Securities
Credit Suisse Securities (USA) LLC	$150,000,000
BMO Capital Markets Corp.	74,828,000
Citigroup Global Markets Inc.	74,828,000
Deutsche Bank Securities Inc.	74,828,000
Barclays Capital Inc.	41,839,000
Goldman Sachs & Co. LLC	41,839,000
Mizuho Securities USA LLC	41,838,000

Total	$500,000,000

SCHEDULE B

Issuer Free Writing Communications (included in the General Disclosure Package)

1. Final term sheet, dated November 30, 2017 a copy of which is attached hereto as Exhibit B-1.

Exhibit B-1

RBS GLOBAL, INC.

REXNORD LLC

$500,000,000 4.875% Senior Notes due 2025

The information in this pricing term sheet should be read together with the preliminary offering circular dated November 28, 2017 (the “Preliminary Offering Circular”) relating to the offering of the Notes (as defined below), including the documents incorporated by reference therein. Terms not defined in this pricing term sheet have the meanings given to such terms in the Preliminary Offering Circular.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any other applicable securities laws, and are being offered and sold in the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to certain non-U.S. person in transactions outside the United States in reliance on Regulation S under the Securities Act.

Issuers:	RBS Global, Inc. and Rexnord LLC

Security Description:	4.875% Senior Notes due 2025 (the “Notes”)

Distribution:	144A/Reg S for Life

Face:	$500,000,000

Gross Proceeds:	$500,000,000

Coupon:	4.875%

Maturity:	December 15, 2025

Offering Price:	100.00%

Yield to Maturity:	4.875%

Spread to Treasury:	+250 basis points

Benchmark Treasury:	UST 2.25% due November 15, 2025

Ratings (1):

Interest Payment Dates:	June 15 and December 15

First Interest Payment Date:	June 15, 2018

Optional Redemption:	Make-whole call at T+50 bps prior to December 15, 2020. Callable, on or after the following dates:

Year	Percentage
December 15, 2020	102.438%
December 15, 2021	101.219%
December 15, 2022 and thereafter	100.00%

Equity Claw-back:	On or prior to December 15, 2020, up to 40% at a redemption price equal to 104.875%, plus accrued and unpaid interest, if any, to the redemption date.

Change of Control:	Puttable at 101% of principal plus accrued interest

CUSIP:	144A: 75524D AP5 Reg S: U7533P AF9

ISIN:	144A: US75524DAP50 Reg S: USU7533PAF90

Minimum Denominations:	$2,000

Increments:	$1,000

Trade Date:	November 30, 2017

Settlement Date:

December 7, 2017 (T+5).

Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in two business days (T+2), unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes prior to the delivery of the Notes hereunder will be required, by virtue of the fact that the Notes will initially settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to their date of delivery hereunder should consult their advisors.

Joint Book-Running Managers:	Credit Suisse Securities (USA) LLC BMO Capital Markets Corp. Citigroup Global Markets Inc. Deutsche Bank Securities Inc. Barclays Capital Inc. Goldman Sachs & Co. LLC Mizuho Securities USA LLC

(1)	These securities ratings have been provided by Moody’s and S&P. These ratings are not a recommendation to buy, sell or hold the notes. Each rating may be subject to revision or withdrawal at any time and should be evaluated independently of any other rating.

This material is confidential and is for your information only and is not intended to be used by anyone other than you. This information does not purport to be a complete description of the Notes or the offering. Please refer to the Preliminary Offering Circular for a complete description.

This communication is being distributed in the United States solely to qualified institutional buyers, as defined in Rule 144A under the Securities Act, and outside the United States solely to non-U.S. persons, as defined under Regulation S under the Securities Act.

This communication does not constitute an offer to sell the Notes and is not a solicitation of an offer to buy the Notes in any jurisdiction where the offer or sale is not permitted.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg email or another communication system.

34